UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
May 5, 2006

L Q CORPORATION, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION)

000-25977 (COMMISSION FILE NUMBER)	77-0421089 (I.R.S. EMPLOYER IDENTIFICATION NO.)

888 Seventh Avenue New York, New York 10019 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 974-5730
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Board of Directors of L Q Corporation, Inc. (the “Company”), including each director independent of the Company and Barington Capital Group, L.P. (“Barington”), approved as of May 10, 2006, an amendment of the services agreement between Barington and the Company dated as of November 18, 2004 (as amended, the “Services Agreement”). The amendment reduced the monthly fee payable to Barington for performing certain administrative, accounting and other services on behalf of the Company from $15,000 per month to $10,000 per month, effective as of March 1, 2006.

The Services Agreement continues to provide that Barington is to be paid a fee of $175 per hour for any legal services provided by Barington on behalf of the Company at the Company’s request. The agreement also continues to provide that in the event Barington identifies for the Company, at its request, a business transaction such as a merger, acquisition or joint venture, and provides the Company with financial consulting services in connection with such business transaction, the Company will pay Barington a fee of two percent of the amount of the consideration paid in the transaction. In connection with the Services Agreement, the Company granted to Barington or its designees in November 2004 stock options to purchase 56,000 shares of the Company’s Common Stock. The options are fully exercisable and were granted at the fair market value of the Company’s Common Stock on the grant date. The Services Agreement by its terms expires on June 30, 2006.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 5, 2006, William J. Fox delivered to the secretary of the Company notice of his resignation as a director and President and Chief Executive Officer of the Company, effective as of the close of business on May 15, 2006. Mr. Fox had no disagreements with the Company on any matters related to the Company's operations, policies or practices. The Board of Directors of the Company thanks Mr. Fox for his dedicated service and valued contributions to the Company.

On May 9, 2006, the Board of Directors of the Company appointed Sebastian E. Cassetta to serve as a director and as the Company’s President and Chief Executive Officer, effective as of May 16, 2006.

Mr. Cassetta, 57, served as the Chairman and Chief Executive Officer of SmartServ Online, Inc., a company specializing in the delivery of content to desktop and wireless devices, from August 1992 to July 2003. Prior to that, he was the President of Burns and Roe Securacom Inc., a company specializing in engineering and large-scale systems integration, and a director and vice president of Brinks Inc., an international security company. Mr. Cassetta is a former Special Assistant to New York Governor and Vice President Nelson A. Rockefeller. He currently serves as a Senior Managing Director and the Chief Operating Officer of Barington, a position he has held since August 2003.

The Company is party to the Services Agreement under which Barington provides, among other things, certain administrative, accounting and other services on the Company’s behalf as further disclosed under Item 1.01, which disclosure is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    L Q CORPORATION, INC.

Dated: May 11, 2006               By: /s/ James A. Mitarotonda
                       James A. Mitarotonda
                       Chairman